RICH COAST INC.
                        1995 INCENTIVE COMPENSATION PLAN

     1. Purpose; Restrictions on Amount Available Under the Plan. This 1995 Incentive Compensation Plan (the "Plan") is intended to encourage stock ownership by employees, consultants, advisers, officers and directors of Rich Coast Inc. (the "Corporation"), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to induce qualified persons to become employees, consultants, advisers, officers or directors (whether or not they become employees) of or consultants to the Corporation; to encourage such employees, officers and directors (whether or not they are employees) and consultants to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Sections 7 and 18 of this Plan shall constitute "non-qualified stock options" ("Non-qualified Stock Options").

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

        (b) "Fair Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if last sale reporting quotation is not available for the Corporation's Common Stock, the average of the bid and asked prices of the Corporation's Common Stock as reported by NASDAQ or on the electronic bulletin board, or if none, National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee (as hereinafter defined) in accordance with their discretion in making a bona fide, good faith determination of fair market value. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

        (c) "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified at Title 26 of the United States Code) (the Internal Revenue Code"), and any successor legislation.

        (d) "Parent Corporation" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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        (e) "Subsidiary  Corporation" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Administration.

        (a) The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of not less than two members of the Board of Directors of the Corporation (the "Board"), each of whom must be "disinterested" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or alternatively, in the absence of a designated and qualified committee, the entire Board shall serve as the Committee. Options granted hereunder at any time when any Committee member is not "disinterested" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "1934 Act") shall not qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

        (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation): the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Non-qualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") other than Formula Plan Options granted pursuant to the Formula Plan provisions of this Plan; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

        (c) The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. Except as otherwise provided in the Formula Plan provisions of this Plan, Options and bonuses granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.



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        (d) The  Committee  shall  endeavor  to  administer  the Plan and  grant
Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Optionee, not the Corporation. Neither the Board nor the Corporation can assume any legal responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

        (e) No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4. Eligibility.

        (a) Subject to certain limitations hereinafter set forth, Options may be granted to employees of (including officers) and consultants to and directors (whether or not they are employees) of the Corporation or its present or future divisions and Subsidiary Corporations provided, however, that directors who are designated by the Board from time to time as the Disinterested Directors under
Section 18 hereof shall not be eligible to participate in this Plan so long as they are serving as members of the Compensation Committee except pursuant to
Section 18 hereof, which provides for the non-discretionary grant of Formula Plan Options to such persons in accordance with a "formula" which is intended to comply with the provisions of Section 16b-3. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee."

        (b) Any eligible person shall be eligible to receive more than one grant during the term of the Plan, on the terms and subject to the restrictions herein set forth.

     5. Stock Reserved.

        (a) The stock subject to Options hereunder shall be shares of the Corporation's $.001 par value Common Stock (the "Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 2,600,000. The limitation established by the preceding sentences shall be subject to adjustment as provided in Section 8(i) hereof.

        (b) In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option (unless the Plan shall have been terminated) shall become available for subsequent grants of options under the Plan.




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



     6. Incentive Stock Options.

        (a) Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Only employees of the Corporation shall be entitled to receive Incentive Stock Options.

        (b) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Corporation or any Parent Corporation or Subsidiary Corporation are exercisable for the first time by an Optionee during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code.

        (c) Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

     7. Non-qualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

     8. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall be substantially in the form of Exhibit "A" attached hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

        (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

        (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option.

        (c) Option Price. Except as provided for with respect to Formula Plan Options in Section 18 hereof:

            (i) Each  Option  Agreement  shall  state the  Option  Price,  which
(except as otherwise set forth in paragraphs 8(c)(ii) and 8(c)(iii) hereof) shall be not less than 100% of the Fair Market Value per share on the date of grant of the Option.



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



            (ii) Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be at a price no less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

            (iii) Any Non-qualified Stock Option granted under the Plan shall be at a price no less than 80% of the Fair Market Value per share on the date of grant of the Non-qualified Stock Option.

            (iv) The Option Price shall be subject to  adjustment as provided in
Section 8(i) hereof.

            (v) The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution.

        (d) Term of Option. Each Option shall be exercisable over the exercise period as and at the times the Committee, in its sole discretion, may determine, as reflected in the Option Agreement; provided, however:

            (i) The exercise period shall not exceed ten years from the date of grant of the Option.

            (ii) Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Corporation shall be for no more than five years;

            (iii) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be extended to increase the term of the option beyond ten years from the date of the grant.

            (iv) The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof, and furthermore shall be terminated upon surrender of the option by the holder thereof if such surrender has been authorized in advance by the Committee.

        (e) Method of Exercise and Medium and Time of Payment.

            (i) An Option may be exercised, as to any or all whole shares of Common Stock as to which the Option has become exercisable; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).



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            (ii) Each exercise of an Option granted hereunder,  whether in whole or in part, shall be by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is exercised, and shall be accompanied by payment in full of the Option Price (in cash, shares or property) for the number of shares so designated, together with any written statements required by any applicable securities laws.

            (iii) The Option Price shall be paid in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price or in property or in a combination of cash, shares and property, and (subject to approval of the Board of Directors) may be effected in whole or in part (A) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or
(B) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law.

            (iv) The Board of Directors shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

        (f) Termination. Except as provided in this Section 8(f) and in Section 8(g) hereof, an Option may not be exercised unless the Optionee is then an employee or director of or consultant to the Corporation or a division or Subsidiary Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the option in a transaction to which Section 424(a) of the Internal Revenue Code applies), and unless the Optionee has remained continuously as an employee or director of or consultant to the Corporation since the date of grant of the Option.

            (i) If the Optionee ceases to be an employee or director of or consultant to the Corporation (other than by reason of death, Disability or retirement), all Options of such Optionee that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within one month after such cessation; provided, however, that if the employment or consulting relationship of an Optionee shall terminate, or if a director shall be removed, for cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith.

            (ii) Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions or Subsidiary Corporations or interfere in any way with the right of the Corporation or its shareholders or any such division or Subsidiary Corporation to terminate such employment or other relationship between the individual and the Corporation or any of its divisions and subsidiary corporations.

        (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while a director of, or employed by, or a consultant to, the Corporation or a Subsidiary Corporation thereof, or within three months after the termination of such Optionee's employment or directorship or consulting relationship, other than termination for cause, or if the Optionee's employment or directorship or consulting relationship, shall terminate by reason of Disability or retirement, all Options theretofore granted to such Optionee (whether or not otherwise exercisable) unless earlier terminated in accordance with their terms, may be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within one year after the date of death, Disability or retirement of the Optionee; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

        (h) Transferability Restriction. (i) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options may be exercised, during the lifetime of the Optionee, only by the Optionee and thereafter only by his legal representative.

            (ii) Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in a termination of the Option.

            (iii) (A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Optionee has tendered to the Corporation any federal, state or local tax owed by the Optionee as a result of exercising the Option, or disposing of any Common Stock, when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the 1934 Act, or under any other state or federal law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will have no liability to any Optionee for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph.



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






        (i) Effect of Certain Changes.

            (i) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

            (ii) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

            (iii) Paragraph (ii) of this Section 8(i) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change
(including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.



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



            (iv) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

            (v) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, and provided further that each Stock Option granted pursuant to the Formula Plan provisions of this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as a grant pursuant to a "formula plan" within the meaning of Rule 16b-3 of the 1934 Act.

            (vi) Except as expressly provided in this Section 8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

        (j) No Rights as Shareholder - Non-Distributive Intent.

            (i) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option, until after the Option is exercised and the shares are issued to the person exercising such Option.

            (ii) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, shares may be issued to the Optionee only if the Optionee represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

            (iii) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of any securities authority or stock exchange on which the Common Stock is listed for trading and the rules and regulations of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Corporation and any approval which may be required in connection with the authorization, issuance or sale of Common Stock by the Corporation.

            (iv) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

        (k) Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

     9. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

        (a) No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Corporation regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and

        (b) The Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

        (c) The Corporation shall not be obligated to advise any Optionee of the existence of any tax or the amount which the Corporation will be so required to withhold.

     10. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

     11. Amendment and Termination of the Plan.

        (a) (i) Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the Board of Directors may at any time, without further action by the shareholders, amend the Plan or any option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which from time to time be resident or citizen or it may at any time, without action by shareholders, terminate the Plan.

            (ii) provided, however, that any amendment that would: (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act and are not included within the terms of the Plan prior to the amendment; (C) materially increase the benefits accruing to persons who are subject to Section 16(a) of the 1934 Act under the Plan; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 12 hereof;

            (iii) provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require such approval of the shareholders;

            (iv) provided further that the provisions of Section 18 hereof may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

        (b) Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

     12. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation's Charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable.

     13. Assumption. The terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor corporation to the Corporation, but only to the extent provided for in Section 8(i) hereof, and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

     14. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any Subsidiary, or by any shareholder of the Corporation or of any Subsidiary against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any Subsidiary, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

     15. Tax Litigation. The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

     16. Adoption.

        (a) This Plan was approved by resolution of the Board of Directors of the Corporation on September 8, 1995 and was approved by resolution of the Shareholders of the Corporation on October 18, 1995. The Plan was amended by the Board of Directors on January 15, 1996.

        (b) Prior to the date this Plan is approved by shareholders of the Corporation as required by Section 16b-3, all options granted hereunder to directors of the Corporation shall be contingent upon shareholder approval of those options and the Plan.

     17. Grant of Stock Bonuses. In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses.

        (a) At the time of grant of a Bonus, the Committee may impose a vesting period of up to five years, and such other restrictions which it deems appropriate. Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a shareholder of the Corporation as to the Bonus shares which have vested in the grantee at any time regardless of any forfeiture provisions which have not yet arisen.

        (b) The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the 1934 Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed. Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation's counsel may seem necessary or advisable. Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B.

     18. Formula Plan Grants to Disinterested Directors.

        (a) Options granted pursuant to this Section 18 are intended to constitute Options granted in accordance with a formula plan as defined in Rule 16b-3 of the 1934 Act (the "Formula Plan Options"), and shall not be subject to the exercise of any discretion by the Compensation Committee which is otherwise charged with administering this Plan. Options granted pursuant to this Section 18 shall be evidenced by Stock Option Agreements and need not be evidenced by resolutions of the Board or of the Committee. Options granted pursuant to this
Section 18 shall be
subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.

        (b) Each director of the corporation who is a disinterested person of the Corporation as defined under Rule 16b-3(c)(2)(i) of the 1934 Act and as determined by the Board from time to time (the "Disinterested Directors") on the 8th day of September ("Automatic Grant Date") in any year during the term of this Plan shall automatically be granted an Option to acquire 10,000 shares of the Corporation's Common Stock at the Option Price described in paragraph (c) of this Section 18, exercisable for a period of ten years from the date of grant (the "Formula Plan"), and subject to the other terms and conditions of this Plan.

        (c) (i) Options granted to Disinterested Directors as of any Automatic Grant Date during the term of the Plan shall have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the day immediately preceding the Automatic Grant Date. (ii) The Option Prices for Options granted under this Section 18 shall be subject to adjustment as provided in Section 8(i) hereof.